Exhibit 10.12

HERCULES OFFSHORE 2004 LONG-TERM INCENTIVE PLAN

SUMMARY OF STOCK OPTION GRANT

You have been granted the option to purchase shares of Common Stock of Hercules Offshore, Inc., a Delaware corporation (the “Company”) on the terms and conditions set forth below and in accordance with the Stock Option Award Agreement (the “Agreement”) to which this Summary of Stock Option Grant is attached and the Hercules Offshore 2004 Long-Term Incentive Plan (the “Plan”):

Optionee Name:	Employee Name

Number of Option Shares Granted:

Type of Option (check one):	☐ Incentive Stock Option
☒ Nonqualified Stock Option
Effective Date:

Exercise Price per Share:

Vesting Schedule:

% of Grant	Date Vested
1/3%	First anniversary date of grant
1/3%	Second anniversary date of grant
1/3%	Third anniversary date of grant

By your signature and the signature of the Company’s representative below, you and the Company agree that the Option is granted under and governed by the terms of the Agreement and the Plan.

OPTIONEE:	HERCULES OFFSHORE, INC.

By
(Signature of Optionee)	Name:
Title:

HERCULES OFFSHORE 2004 LONG-TERM INCENTIVE PLAN

CONSENT OF OPTIONEE’S SPOUSE

I have reviewed the Stock Option Award Agreement, the Summary of Stock Option Grant, and the Hercules Offshore 2004 Long-Term Incentive Plan and agree to and accept all of the terms set forth therein to the extent of any interest I may now have or may have in the future pursuant to the grant of the Option described therein to my spouse.

OPTIONEE’S SPOUSE:

[Signature of Optionee’s Spouse, if any]

HERCULES OFFSHORE, INC.

STOCK OPTION AWARD AGREEMENT

THIS AGREEMENT is made as of the Effective Date (as set forth on the Summary of Stock Option Grant) between HERCULES OFFSHORE, INC., a Delaware corporation (the “Company”), and Optionee pursuant to the Hercules Offshore 2004 Long-Term Incentive Plan (the “Plan”).

WHEREAS, the Board, or a Committee designated by the Board, has authority to grant Options under the Plan to Employees and directors of the Company; and

WHEREAS, the Board or the Committee, as appropriate, has determined to award Optionee the Option described in this Agreement;

NOW, THEREFORE, the Company and Optionee agree as follows:

1. Effect of Plan and Authority of Board or Committee. This Agreement and the Option granted hereunder are subject to the Plan, which is incorporated herein by reference. The Board or the Committee is authorized to make all determinations and interpretations with respect to matters arising under the Plan, this Agreement and the Option granted hereunder. Capitalized terms used and not otherwise defined herein have the respective meanings given them in the Plan or in the Summary of Stock Option Grant, which is attached hereto and incorporated herein by this reference for all purposes.

2. Grant of Option. On the terms and conditions set forth in this Agreement, the Summary of Stock Option Grant and the Plan, as of the Effective Date, the Company hereby grants to Optionee the option to purchase the number of shares of Common Stock set forth on the Summary of Stock Option Grant at the Exercise Price per share set forth on the Summary of Stock Option Grant (the “Option”). The Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option, as provided in the Summary of Stock Option Grant. It is agreed that the exercise price is at least 100% of the Fair Market Value of a share of Common Stock on the Effective Date (110% of Fair Market Value if the Option is intended to be an ISO and if Optionee owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, within the meaning of Section 422(b)(6) of the Code).

3. Exercisability and Restrictions.

(a) Subject to the provisions of Section 3(b) and (c), this Option may be exercised in installments on the vesting dates in the Vesting Schedule set forth on the Summary of Stock Option Grant. Each installment shall be exercisable, as to all or part of the shares covered by the installment, at any time or times after the respective vesting date for such installment and until the expiration or termination of the Option.

(b) Upon exercise of all or any portion of the Option prior to a Conversion Transaction, Optionee shall be required, as a condition to such exercise, to execute and become a party to the Company’s Operating Agreement to the extent Optionee is not already a party thereto.

(c) Upon exercise of all or any portion of the Option in accordance with this Agreement and the Plan, Optionee may not sell, assign or transfer for a period of one year following such exercise a portion of the shares of Common Stock received upon such exercise equal to the Restriction Shares (as defined below). The restriction in this Section 3(c) shall terminate immediately in the event that (x) Optionee’s employment or service with the Company ceases for any reason whatsoever, or (y) there is a Change in Control of the Company. “Restriction Shares” shall mean a number of shares equal to the quotient obtained by dividing (i) the product of (A) 50% times (B) the After-Tax Value (as defined below) of the exercise in question by (ii) the Fair Market Value of a share of Common Stock as of the date of exercise. “After-Tax Value” shall mean the (x) the aggregate Fair Market Value of all shares received upon the applicable exercise of the Option, minus (y) the aggregate exercise price paid for all shares upon the applicable exercise of the Option, minus (z) the amount of taxes owed by Optionee as a result of such exercise of the Option.

4. Term.

(a) Term of Option. This Option may not be exercised after the expiration of 10 years from the Effective Date (five years from the Effective Date if Optionee owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, within the meaning of Section 422(b)(6) of the Code).

(b) Early Termination. Except as provided below, this Option may not be exercised unless Optionee shall have been in the continuous employ or service of the Company or an affiliate of the Company from the Effective Date to the date of exercise of the Option. This Option may be exercised after the date of Optionee’s termination of employment or service with the Company or a Subsidiary only in accordance with the following:

(i) In the event Optionee’s employment or service is terminated on account of death or permanent or total disability (within the meaning of Section 22(e)(3) of the Code), this Option will automatically vest in full and may be exercised, at any time and from time to time, in whole or in part, by Optionee or a legal representative of Optionee (in the case of Optionee’s death), for up to three years from the date of such termination of employment or service, unless the Option, by its terms, expires earlier.

(ii) In the event Optionee’s employment or service is terminated by the Company without “Cause” (as such term is defined in the Employment Agreement between Optionee and the Company), this Option will automatically vest in full and may be exercised by Optionee, at any time and from time to time, in whole or in part, for up to three years from the date of such termination of employment or service, unless the Option, by its terms, expires earlier.

(iii) In the event Optionee’s employment or service is terminated for any reason other than the reasons set forth in subparagraphs (i) and (ii) of this Section 4(b), this Option may be exercised by Optionee, to the extent then vested, at any time and from time to time, in whole or in part, for up to three months from the date of such termination of employment or service, unless the Option, by its terms, expires earlier.

5. Manner of Exercise and Payment. This Option shall be exercised by the delivery of a written notice of exercise in a form prescribed by the Board or the Committee to the Company, setting forth the number of shares of Common Stock with respect to which the Option is to be exercised, accompanied by full payment for such shares. The purchase price for such shares shall be payable to the Company in the manner specified in Section 8 of the Plan.

6. Withholding Tax. Promptly after demand by the Company, and at its direction, Optionee shall pay to the Company an amount equal to the applicable withholding taxes due in connection with the exercise of the Option. Such withholding taxes may be paid in cash or, subject to the further provisions of this Section 6 of this Agreement, in whole or in part, by having the Company withhold from the shares of Common Stock otherwise issuable upon exercise of the Option a number of shares of Common Stock having a value equal to the amount of such withholding taxes or by delivering to the Company a number of issued and outstanding shares of Common Stock (excluding restricted shares still subject to a risk of forfeiture) having a value equal to the amount of such withholding taxes. The value of any shares of Common Stock so withheld by or delivered to the Company shall be based on the Fair Market Value of such shares on the date on which the tax withholding is to be made. Optionee shall pay to the Company in cash the amount, if any, by which the amount of such withholding taxes exceeds the value of the shares of Common Stock so withheld or delivered. An election by Optionee to have shares withheld or to deliver shares to pay withholding taxes (an “Election”) must be made at or prior to the time of exercise of the Option. All Elections shall be made in the same manner as is required for the exercise of the Option and shall be made on a form approved by the Company.

7. Delivery of Shares. Delivery of the certificates representing the shares of Common Stock purchased upon exercise of this Option shall be made promptly after receipt of notice of exercise and full payment of the exercise price and any required withholding taxes. If the Company so elects, its obligation to deliver shares of Common Stock upon the exercise of this Option shall be conditioned upon its receipt from the person exercising this Option of an executed investment letter, in form and content satisfactory to the Company and its legal counsel, evidencing the investment intent of such person and such other matters as the Company may reasonably require. If the Company so elects, the certificate or certificates representing the shares of Common Stock, issued upon exercise of this Option shall bear any legends required by the Company’s Operating Agreement as well as a legend in substantially the following form:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF l933 OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS SUCH SHARES ARE FIRST REGISTERED THEREUNDER OR UNLESS THE COMPANY RECEIVES A WRITTEN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL ARE ACCEPTABLE TO THE COMPANY, TO THE EFFECT THAT REGISTRATION THEREUNDER IS NOT REQUIRED.

8. Nonassignability. The Option granted hereunder may not be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of, other than by will or pursuant to the applicable laws of descent and distribution. In the case of the death of Optionee or other person entitled to exercise the Option, the Company may require, as a condition to the transfer of the Option by will or pursuant to the laws of descent and distribution or the exercise thereof, that the person entitled to exercise the Option execute and deliver to the Company such instruments and documents as may be reasonably requested by the Company to evidence and confirm such person’s right and title to the Option.

9. Notices. All notices between the parties hereto shall be in writing. Notices to Optionee shall be given to Optionee’s address as contained in the Company’s records. Notices to the Company shall be addressed to Randall Stilley at the principal executive offices of the Company.

10. Relationship With Contract of Employment.

(a) The grant of an Option does not form part of Optionee’s entitlement to remuneration or benefit pursuant to his contract of employment, if any, nor does the existence of a contract of employment between any person and the Company or a Subsidiary give such person any right or entitlement to have an Option granted to him or any expectation that an Option might be granted to him whether subject to any conditions or at all.

(b) The rights and obligations of Optionee under the terms of his contract of employment with the Company or a Subsidiary, if any, shall not be affected by the grant of an Option.

(c) The rights granted to Optionee upon the grant of an Option shall not afford Optionee any rights or additional rights to compensation or damages in consequence of the loss or termination of his office or employment with the Company or a Subsidiary for any reason whatsoever.

(d) Optionee shall not be entitled to any compensation or damages for any loss or potential loss which he may suffer by reason of being or becoming unable to exercise an Option in consequence of the loss or termination of his office or employment with the Company or a Subsidiary for any reason (including, without limitation, any breach of contract by his employer) or in any other circumstances whatsoever.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Delaware, except as superseded by applicable federal law.